Exhibit 5.1

OPINION AND CONSENT OF ORRICK, HERRINGTON & SUTCLIFFE LLP

Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1-415-773-5700 orrick.com

August 8, 2024

PDF Solutions, Inc.

2858 De La Cruz Boulevard

Santa Clara, California 95050

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for PDF Solutions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 3,259,126 shares of the Company’s common stock, par value $0.00015 per share (the “Shares”), with 3,059,126 Shares reserved for issuance pursuant to the Company’s Ninth Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”) and 200,000 Shares reserved for issuance pursuant to the Company’s First Amended and Restated 2021 Employee Stock Purchase Plan (the “ESPP” and, together with the 2011 Plan, the “Plans”).

As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended and restated, (iii) the Registration Statement, (iv) the Plans, and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

August 8, 2024

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued pursuant to the terms of the Plans have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP